Exhibit 10.5

EXECUTION VERSION

GUARANTY

THIS GUARANTY (this “Guaranty”) is made and entered into May 3, 2021 by Mechanical Technology, Incorporated (“Guarantor”) in favor of [            ] (the “Landlord”).

WHEREAS, Guarantor desires to induce Landlord to enter into a Ground Lease Agreement (Vacant Land) with EcoChain Block LLC (“Tenant”), dated the date of this Guaranty, for vacant land in [              ] as outlined on Exhibit A attached to this Guaranty (the “Ground Lease (Land)”;

WHEREAS, Guarantor also desires to induce Landlord to enter into a Ground Lease Agreement (Building) with Tenant, dated the date of this Guaranty, for an existing building in [            ] as outlined on Exhibit B attached to this Guaranty (the “Ground Lease (Building)” and collectively with the Ground Lease (Land), the “Ground Leases”);

WHEREAS, all capitalized terms used but not otherwise defined in this Guaranty shall have the meaning assigned to such term in the Ground Lease (Building)

WHEREAS, the entering into the Ground Leases by Landlord and Tenant will be of direct pecuniary advantage to Guarantor; and

WHEREAS, this Guaranty is execution in conjunction with, and are a part of, the transactions contemplated by the Ground Leases.

NOW, THEREFORE, in consideration of One Dollar ($1.00) paid by Landlord to Guarantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees with Landlord, as follows:

1.            Guarantor does hereby absolutely, unconditionally and irrevocably guarantees to Landlord the following (collectively, the “Lease Guaranty Obligations”): (i) the payment of the amount of Total Rent under the Ground Lease (Building) that Landlord may legally recover from Tenant under the Ground Lease (Building) (which, for the avoidance of doubt, is determined after giving effect to all defenses, claims, rights of setoff and other adjustments), (ii) the payment of the amount of Minimum Annual Rent under the Ground Lease (Land) that Landlord may legally recover from Tenant under the Ground Lease (Land) (which, for the avoidance of doubt, is determined after giving effect to all defenses, claims, rights of setoff and other adjustments) and (iii) if Tenant exercises a Stock Payment Option (as defined in the Ground Lease (Building) or its option to deliver Excess Shares (as defined in the Ground Lease (Building), then, in each case, the delivery of the number of shares of its common stock as required under the Ground Lease (Building).

2.            Guarantor hereby waives notice of non-payment, non-performance or non-observance, and all other notices and all proofs or demands. Guarantor agrees that it shall have no right of subrogation, reimbursement, exoneration, contribution or any other rights that would result in Guarantor being deemed a creditor of Tenant under the US bankruptcy code or any other law or for any other purpose and Guarantor hereby irrevocably waives all such rights, the right to assert any such rights and any right to enforce any remedy which Landlord now or may hereafter have against Tenant and hereby irrevocably waives any benefit of, and any right to participate in, any security now or hereafter held by Landlord whether any of the forgoing rights arise in equity, at law or by contract.

3.            Further, Guarantor expressly agrees that its obligations hereunder shall not be terminated, affected or impaired by reason of the granting by Landlord of any indulgences to Tenant or by reason of the assertion against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Ground Leases. Guarantor further covenants and agrees that this Guaranty shall remain and continue in full force and effect as to any modification of the either or both of the Ground Leases whether or not Guarantor shall have received any notice of or consented to such modification. Landlord may bring and prosecute a separate action against Guarantor to enforce Landlord’s rights under this Guaranty, regardless of whether any action is brought against Tenant or whether Tenant is joined in any such action or actions. Landlord shall not be prohibited from exercising its rights against Guarantor or Tenant simultaneously, collectively, separately, or in successive actions.

4.            It is agreed that the failure of Landlord to insist in any one or more instances upon strict performance or observance of any of the terms, provisions or covenants of either or both of the Ground Leases or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provisions, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of rent or other payments with knowledge of the breach of any provision of either or both of the Ground Leases shall not be deemed a waiver of such breach.

5.            No assignment or other transfer of either or both of the Ground Leases, or any interest therein, shall operate to extinguish or diminish the liability of Guarantor hereunder.

6.            This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any whole or partial payment of the Lease Guaranty Obligations is or is sought to be rescinded or must otherwise be disgorged, restored or returned by Landlord upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Tenant or Guarantor (or any other guarantor) or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Tenant or Guarantor (or any other guarantor) or of or for any substantial part of the property owned by Tenant, all as though such payments or performance, to the extent so rescinded or otherwise disgorged, restored or returned, had not been made.

7.            In any action or proceeding hereunder, the prevailing party shall be entitled to recover from the other party the prevailing party’s reasonable costs and expenses in such action or proceeding, including reasonable attorneys’ fees, costs and expenses (any amounts owed by Guarantor to Landlord pursuant to this paragraph are the “Enforcement Costs”). Any amount owed under this paragraph shall be paid by the non-prevailing party to the prevailing party promptly upon demand.

8.            This Guaranty shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

9.            This Guaranty and any claim, controversy or dispute arising out of or related to this Guaranty or the interpretation and enforcement of the rights and duties of the parties, whether arising in law or equity, whether in contract, tort, under statute or otherwise, shall be governed by and construed in accordance with the domestic laws of the State of New York (including in respect of the statute of limitations or other limitations period applicable to any such claim, controversy or dispute), without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

10.          All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given at the times set forth in the Ground Lease (Building).

11.          No amendment of any provision of this Guaranty shall be valid unless the same shall be in writing and signed by Guarantor and Landlord. No waiver by any party of any provision of this Guaranty or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

12.          If any term or other provision of this Guaranty is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Guaranty shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Guaranty is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, Guarantor and Landlord shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Guaranty be consummated as originally contemplated to the fullest extent possible.

13.          This Guaranty may be executed in one or more counterparts (including by means of electronic mail or facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Guaranty shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. The parties agree that the delivery of this Guaranty may be effected by means of an exchange of facsimile signatures or other electronic delivery.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty effective as of the date first written above.

GUARANTOR:

MECHANICAL TECHNOLOGY, INCORPORATED

By:
Name: Michael Toporek
Title: CEO

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